National Geographic Society and 21st Century Fox
Agree to Expand Partnership
New Expanded Joint Venture Will Combine National Geographic Channels with National
Geographic’s Other Digital, Media & Publishing, Travel and Licensing Assets

Transaction Substantially Increases Society Endowment to Nearly $1 Billion and Significantly
Expands Program Resources

WASHINGTON, D.C. and NEW YORK, September 9, 2015 – The National Geographic Society and 21st Century Fox announced today that they have reached an agreement to expand their highly successful 18-year partnership through which they have owned and operated the properties in National Geographic Channels, a joint venture of domestic and international cable television channels which together reach more than 500 million households globally.

The National Geographic Society is a 501(c)(3) non-profit organization focused on its mission of science, exploration and education. Consideration for the transaction is valued at $725 million. As a result, the Society’s endowment will significantly increase to nearly $1 billion. The new entity will be owned 73 percent by 21st Century Fox and 27 percent by The National Geographic Society with a shared governance structure and equal representation on the board of directors. The Board Chair will alternate annually, with Gary Knell, National Geographic Society President and CEO, serving as the Board’s first Chairman.

The new expanded joint venture will operate as National Geographic Partners and will combine the National Geographic television channels with National Geographic’s other media and consumer-oriented assets, including: National Geographic magazines; National Geographic Studios; related digital and social media platforms; books; maps; children’s media; and ancillary activities, including travel, location-based entertainment, archival sales, catalog, licensing and ecommerce businesses. Combining these assets into one organization will create greater opportunities to pursue National Geographic’s mission of increasing knowledge through science, exploration and research.

Declan Moore, a 20-year veteran of the Society currently serving as Chief Media Officer, has been appointed CEO of National Geographic Partners.

“The expansion of our nearly two decade partnership with 21st Century Fox is another milestone for The National Geographic Society, which for much of its 127 years has sponsored groundbreaking scientists and explorers and shared the knowledge and wonder with the world, using the best and most creative media platforms of each era,” Mr. Knell said. “The value generated by this transaction, including the consistent and attractive revenue stream that National Geographic Partners will deliver, ensures that we will have greater resources for this work, which includes our grant making programs that support scientists and explorers around the world. As media organizations work to meet the increasing demand for high quality storytelling across multiple platforms, it’s clear that the opportunity to grow by more closely aligning our branded content and licensing assets is the right path. We now will have the scale and reach to continue to fulfill our mission long into the future. The Society’s work will be the engine that feeds our content creation efforts, enabling us to share that work with even larger audiences and achieve more impact. It’s a virtuous cycle.”

James Murdoch, CEO of 21st Century Fox, said: “We are privileged to have the opportunity to expand our partnership to continue to bring to audiences around the world, ‘The world and all that is in it,’ as National Geographic Society’s second president Alexander Graham Bell stated more than a century ago. We believe in the Society’s mission of bringing the world to audiences through science, education and exploration.”

Mr. Murdoch added: “We’re working hard to focus our portfolio on brands that have unquestionable consumer appeal. This expanded partnership, bringing together all of the media and consumer activities under the National Geographic umbrella, one of the most treasured names in the world, creates vast opportunities and enables this business to be even more successful in a digital environment. In addition, we look forward to benefitting from Declan’s leadership and his keen ability to make the spirit of National Geographic come to life every day through rich storytelling across media for millions around the world. We’re very excited and honored to work with the Society’s extraordinary explorers, scientists and visual storytellers to propel their incredible work to audiences around the globe.”

The additional resources will enable The National Geographic Society to basically double its investment in an array of science, research and education programs. Plans include the creation of the National Geographic Grosvenor Center for Education, dedicated to improving the geographic skills of high school students, and the establishment of Centers of Excellence in Cartography, Journalism and Photography, which will develop and fund innovations in exploration, mapping and story-telling. The National Geographic Museum, thought leader forums, and related programs will remain under the Society’s purview, all with the support of a focused philanthropic development team.

“The National Geographic Society Board of Trustees truly believes that this expanded partnership with 21st Century Fox well positions our institution for today and for tomorrow – in a way that ensures a sustainable future, while protecting and building upon the legacy of our founders,’’ said John Fahey, Jr., Chairman of the NGS Board, and CEO of the Society from 1998 until 2014. “Our partners at 21st Century Fox have been extraordinarily collaborative for nearly two decades, and we are certain that the future is brighter as a result of today’s announcement.”

Closing of the transaction is subject to customary conditions. The transaction is expected to close later this year.

About the National Geographic Society

National Geographic is a global nonprofit membership organization driven by a passionate belief in the power of science, exploration and storytelling to change the world. Each year, it funds hundreds of research, conservation and education programs around the globe. Every month, it reaches more than 700 million people through its media platforms, products and events. Its work to inspire, illuminate and teach through scientific expeditions, award-winning journalism and education initiatives is supported through donations, purchases and memberships. For more information, visit www.nationalgeographic.com and find National Geographic on Facebook, Twitter, Instagram, Google+, YouTube, LinkedIn and Pinterest.

Contact:
Betty Hudson
(202) 828 6643
bhudson@ngs.org

MJ Jacobsen
(202) 857 7759
mjacobse@ngs.org

About 21st Century Fox

21st Century Fox is the world’s premier portfolio of cable, broadcast, film, pay TV and satellite assets spanning six continents across the globe. Reaching more than 1.8 billion subscribers in approximately 50 local languages every day, 21st Century Fox is home to a global portfolio of cable and broadcasting networks and properties, including FOX, FX, FXX, FXM, FS1, Fox News Channel, Fox Business Network, FOX Sports, Fox Sports Network, National Geographic Channels, STAR India, 28 local television stations in the U.S. and more than 300 channels that comprise Fox International Channels; film studio Twentieth Century Fox Film; and television production studios Twentieth Century Fox Television and a 50% ownership interest in Endemol Shine Group. The Company also holds a 39.1% ownership interest in Sky, Europe’s leading entertainment company, which serves 21 million customers across five countries. For more information about 21st Century Fox, please visit www.21CF.com.

Contact:
Julie Henderson
(310) 369 0773
jhenderson@21cf.com

Nathaniel Brown
(212) 852 7746
nbrown@21cf.com

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions and involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance or achievements of the companies referenced herein to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Where, in any forward looking statements, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. The “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law or regulation.

# # #